Exhibit 10.3

VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT is entered into as of October 15, 2012 by and among WILLIAM A. MOBLEY, JR., AS TRUSTEE (the “Trustee”), FREECAST, INC., a Florida corporation (the “Company”), and TELEBRANDS CORP., a New Jersey corporation (“Telebrands”).

RECITALS:

A.          The Company and Telebrands have entered into a Distribution Agreement of even date herewith (the “Distribution Agreement”).

B.           Pursuant to the Distribution Agreement, among other things, Telebrands has acquired and is the legal and beneficial owner of Four Thousand (4,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (collectively, the “Shares”).

C.            Pursuant to the Distribution Agreement, among other things, the Company has issued to Telebrands five warrants of even date herewith (collectively, the “Warrants”) to purchase up to an aggregate of Twenty Million (20,000,000) shares of Common Stock (collectively, the “Warrant Shares”) on the terms and conditions set forth therein.

D.          Telebrands desires to grant to the Trustee all rights to vote and to dispose of all shares of Common Stock now or hereafter acquired or legally or beneficially owned by it, including without limitation the Securities (as such term is hereinafter defined).

E.           Each of the parties desires to enter into this Voting Trust Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements of the parties set forth herein, each of the parties, intending to be legally bound, agrees as follows:

1.	Creation of Voting Trust; Transfer of Shares into Voting Trust.

(a)          The Trustee is appointed as the trustee of all shares of Common Stock now or hereafter transferred to him in his capacity as trustee hereunder. The Trustee accepts his appointment as trustee hereunder.

(b)         Simultaneously with the execution and delivery of this Agreement, Telebrands transfers and conveys to the Trustee all of the Shares and the Trustee is issuing to Telebrands a Voting Trust Certificate (as such term is hereinafter defined).

(c)          Upon exercise of any of the Warrants by Telebrands, all of the certificates representing Warrant Shares issued upon such exercise shall be registered in the name of the Trustee. Telebrands shall execute and deliver all documents and instruments necessary to cause registration of the certificates in the name of the Trustee in his capacity as trustee. Upon receipt of the certificates, the Trustee shall issue to Telebrands appropriate Trust Certificates.

(d)         All voting securities of the Company now or hereafter acquired, received or beneficially owned by Telebrands (collectively, the “Additional Shares”) shall be immediately transferred to the Trustee to be held by him pursuant to this Agreement. The Trustee shall issue to Telebrands appropriate Trust Certificates.

(e)          All voting securities of the Company distributed by the Company or received by Telebrands with respect to the Shares, the Warrant Shares or the Additional Shares, including without limitation any stock dividends, stock splits, and any other distributions and recapitalizations (collectively, the “Distribution Shares”), shall be immediately transferred to the Trustee to be held by him pursuant to this Agreement. The Trustee shall issue to Telebrands appropriate Trust Certificates.

(f)          The Shares, the Warrant Shares, the Additional Shares and the Distribution Shares are hereinafter collectively referred to as the “Securities.”

(g)          All distributions received by the Trustee with respect to the Securities, which are not in the form of voting securities of the Company, including without limitation cash dividends, cash distributions and non-voting securities, shall be promptly transferred by the Trustee to Telebrands.

2.	Voting Trust Certificates; List of Beneficial Owners.

(a)          The Trustee shall issue to each person or entity which shall transfer any Securities to him in his capacity as trustee hereunder voting trust certificates in substantially the form of Exhibit A attached hereto (the “Trust Certificates”) for the number of shares transferred to him.

(b)          The Trustee shall prepare a list of all beneficial owners of Trust Certificates.

(c)          The Trustee shall deliver or cause to be delivered to the Company a fully executed copy of this Agreement and a list of all beneficial owners of Trust Certificates.

(d)         The Trust Certificates shall not be transferable, provided, however, that Telebrands may Transfer (as such term is hereinafter defined) Trust Certificates to an Affiliate of Telebrands in a transaction not requiring registration under any federal or state securities laws.

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3.	Power and Authority of Trustee.

(a)          The Trustee shall possess and be entitled to exercise all of the voting rights and voting powers of an absolute and record owner of the Securities, including without limitation the power to vote (i) for election or removal of directors, (ii) on amendments to the Articles of Incorporation or Bylaws of the Company, and (iii) on any merger or consolidation involving the Company, any sale of all or substantially all of the assets of the Company, and any liquidation or dissolution of the Company. The Trustee may vote the Securities in favor of his election as a director of the Company.

(b)          The Trustee shall possess and be entitled to exercise all of the rights and powers of disposition of an absolute and record owner of the Securities, including without limitation the power to sell, exchange, gift, transfer, assign, convey and otherwise dispose of (a “Transfer”) the Securities; provided, however, that the Trustee shall not effect a Transfer or permit a registration statement to be filed with the Securities and Exchange or any state securities administrator of any or all of the Securities held by him unless Nextelligence, Inc., a Delaware corporation (“Nextelligence”), or any successor to Nextelligence, simultaneously effects a Transfer or registration of an identical proportion of the voting securities of the Company held by it on the same terns and conditions.

(c)          The Trustee shall not permit Nextelligence (or any successor to Nextelligence) to effect a Transfer or permit a registration statement to be filed with the Securities and Exchange or any state securities administrator of any or all of the voting securities of the Company held by it unless the Trustee simultaneously effects a Transfer or registration of an identical proportion of the Securities held by him in his capacity as Trustee on the same terms and conditions.

(d)          Telebrands shall be entitled to equitable relief, including injunctive relief or specific performance, for any breach of violation of the provisions of this Section 3.

4.	Term.

(a)          The trust hereby created shall remain in full force and effect until the earlier to occur of the following events:

(i)         the Trustee shall have ceased to be an Affiliate of the Company; or

(ii)        the Transfer of all of the Securities held by the Trustee.

(b)          The following terms shall have the following respective meanings when utilized in this Agreement:

(i)         “Affiliate” means with respect to a specified Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person or any director or officer of such Person. The concept of “control” when utilized with respect to a specified Person, shall signify the possession of the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting or equity securities, by contract or otherwise.

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(ii)        “Person” means any individual, person, sole proprietorship, company, corporation, partnership, limited liability company, joint venture, trust, association or other entity, or any combination of the foregoing.

5.        Trustee’s Duties and Immunities. In voting the Securities or in doing or performing or refraining from doing or performing any act or thing with respect to the control or management of Company or its business or affairs, either in person or by proxy, the Trustee shall act in good faith. Telebrands waives any potential or actual conflict of interest that the Trustee may personally have so long as Trustee acts in good faith. The Trustee shall not be liable for any error of judgment, any mistake of law or fact, or any other error or mistake, and shall not be responsible for any act or omission with respect to his duties and responsibilities as voting trustee, or for any damages or losses that may result therefrom, unless such damages or losses are proven by clear and convincing evidence to be the result of willful misconduct or bad faith.

6.        Indemnification of Trustee. The Company shall indemnify and hold harmless the Trustee from, against and in respect of the full amount of any and all liabilities, damages, claims, taxes, deficiencies, assessments, losses, penalties, interest, costs and expenses (including without limitation fees and disbursements of trial and appellate counsel) (collectively, the “Indemnified Expenses”) paid or incurred by him as the result of, arising from, in connection with or incident to, any matter directly or indirectly related to this Agreement, other than any Indemnified Expenses that are proven by clear and convincing evidence to be the result of the gross negligence, willful misconduct or bad faith of the Trustee.

7.        Appointment of Substitute Trustee. If the Trustee is unable for any reason to perform his duties hereunder, but continues to be an Affiliate of the Company, then the Trustee shall appoint a substitute Trustee (and give notice to Telebrands of such appointment), and any person so appointed shall thereupon be vested with all the duties, powers and authority of a trustee hereunder as if originally named herein.

8.        Reports. The Trustee is authorized and instructed to prepare and file any reports with respect to the Securities as may be required under any applicable federal or state securities laws. Telebrands shall reasonably cooperate with the Trustee in connection with the preparation and filing of any such reports.

9.        Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida without giving effect to the conflicts of law provisions thereof. This Agreement is intended by the parties to create “a voting trust” within the meaning of Section 607.0730 of the Florida Statutes.

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10.        Notices. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) two days after having been delivered to Federal Express, UPS or another recognized overnight courier or delivery service, (c) when delivered by facsimile transmission, provided that an original copy of such transmission shall be sent by first class mail, postage prepaid, or (d) five days after having been deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at their respective addresses or to their respective facsimile telephone numbers, as follow:

If to the Trustee:	William G. Mobley, Jr., as Trustee
5830 TG Lee Boulevard
Suite 310
Orlando, Florida 32822
Attention: Chief Executive Officer
Facsimile:

If to the Company:	FreeCast, Inc.
5830 TG Lee Boulevard
Suite 310
Orlando, Florida 32822
Attention: Chief Executive Officer
Facsimile:

If to Telebrands:	Telebrands Corp.
79 Two Bridges Road
Fairfield, New Jersey 07004
Attention: Bala Iyer, Executive Vice President
Facsimile:

or to such other address or facsimile telephone number as a party may from time to time give written notice of to the other party pursuant to the foregoing provisions of this Section 10. It is specifically understood and agreed by the parties that any notice or other communication given by telephone, email, texting, tweeting, twittering or any other form or forms of communication not specifically permitted by subsections (a), (b), (c) or (d) of this Section 10 shall not be deemed to be properly delivered for purposes of this Agreement and shall, therefore, be ineffective.

11.        Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between and among the parties with respect to such subject matter. This Agreement may not be amended, modified, altered, changed or supplemented in any manner, except by a written instrument executed by each of the parties.

12.        Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

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13.        Arbitration. In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof, the parties shall use their best efforts to settle the dispute, claim, question, or disagreement. To this effect, the parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If the parties do not reach such solution within a period of sixty days, then, upon notice by either party to the other, all disputes, claims, questions, or differences shall be finally resolved by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules. The arbitration will be conducted in Orange County, Florida. There shall be three arbitrators who shall be named in accordance with such Rules. A court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The award of the arbitrators shall be accompanied by a statement of the reasons upon which the award is based. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

14.        Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

15.        Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement effective as of the date first written above.

William A. Mobley, Jr., as Trustee

FREECAST, INC.

By
William A. Mobley, Jr. Chairman of the Board and Chief Executive Officer

TELEBRANDS CORP.

By
Bala Iyer, Executive Vice President

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Exhibit A

VOTING TRUST CERTIFICATE

FREECAST, INC.

(a Florida corporation)

Voting Trust No.___	Number of Shares Held__________

VOTING TRUST CERTIFICATE

This is to certify that Telebrands Corp., a New Jersey corporation, has transferred to the Trustee under that certain Voting Trust Agreement dated as of October __, 2012 by and among William A. Mobley, Jr., as Trustee, FreeCast, Inc., a Florida corporation, and Telebrands Corp., a New York corporation (the “Voting Trust Agreement”) a certificate or certificates representing _________ shares of common stock, par value $0.0001 per share, of FreeCast, Inc., a Florida corporation (the “Company”). A copy of the Voting Trust Agreement is on file at the office of the Company. This Voting Trust Certificate is issued in accordance with and is subject to the provisions of the Voting Trust Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Voting Trust Certificate as of ____________, 201__.

William A. Mobley, Jr., as Trustee

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